                                                                    EXHIBIT 10.2

                                 LOAN AGREEMENT

                                  BY AND AMONG

                   FIRST TENNESSEE BANK NATIONAL ASSOCIATION,

                                     "BANK"

                                       AND

                             BACK YARD BURGERS, INC

                                   "BORROWER"

                                       AND

                                THE SUBSIDIARIES

                                  "GUARANTORS"

                            Dated: November 17, 2005

                               TABLE OF CONTENTS

1.   DEFINITIONS AND REFERENCE TERMS........................................................................   2
2.   LOANS..................................................................................................   4
3.   CONDITIONS OF LENDING..................................................................................   4
4.   REPRESENTATIONS AND WARRANTIES.........................................................................   5
5.   AFFIRMATIVE COVENANTS..................................................................................   8
6.   DEFAULTS AND REMEDIES..................................................................................  12
7.   NOTICE.................................................................................................  15
8.   COSTS, EXPENSES AND ATTORNEYS' FEES....................................................................  15
9.   MISCELLANEOUS..........................................................................................  15
10.  ARBITRATION............................................................................................  17
11.  NO ORAL AGREEMENT......................................................................................  18
12.  EXHIBIT A .............................................................................................  20
13.  EXHIBIT B..............................................................................................  22
14.  EXHIBIT C..............................................................................................  23

                                 LOAN AGREEMENT
                              (BYB 2005 Multistate)

      This Loan Agreement (this "Agreement") dated as of November 17, 2005, by and among FIRST TENNESSEE BANK NATIONAL ASSOCIATION, a national banking association ("Bank"), and BACKYARD BURGERS, INC., a Delaware Corporation ("Borrower"), and is joined herein by THE SUBSIDIARIES, whose names appear below.

                                    RECITALS:

            A. Borrower has applied to Bank for a loan as hereinafter described (the "Loan") to be used for the purposes of hereinafter set forth.

            B. Bank has issued its commitment to Borrower dated October 3, 2005 (the "Commitment") setting forth the basic terms and conditions of the Loan.

            C. One of the conditions of the Commitment from Bank to Borrower is the execution of this Agreement setting forth the full terms and conditions of the Loan according to the terms and conditions set forth in the Commitment.

      NOW THEREFORE, in consideration of the Loan described below and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, Bank and Borrower agree as follows:

      1. DEFINITIONS AND REFERENCE TERMS. In addition to any other terms defined herein, the following terms shall have the meaning set forth with respect thereto:

            A. CLOSING DATE: Closing Date shall mean the date of this Agreement as set forth in the introductory paragraph of this Agreement.

            B. COLLATERAL: Collateral means all real and personal property estates and/or interests of every type and kind belonging to Borrower now or hereafter pledged to secure the Loan and Borrower's obligations under this Agreement or any of the other Loan Documents, and includes, without limitation, the Deeds of Trust encumbering the Properties.

            C. COMMITMENT: Commitment shall have the meaning set forth in the Recitals of fact hereinabove set forth.

            D. COMPLIANCE CERTIFICATE: Compliance Certificate shall mean the certification submitted by Borrower to Bank each quarter in the form attached hereto as EXHIBIT "A", or in such other form and content as may be acceptable to Bank, showing compliance with the financial covenants set forth in this Agreement.

            E. DEBT COVERAGE RATIO: Debt Coverage Ratio means EBITDA minus tax expense divided by interest expense plus scheduled principal payments on any term loans or capital leases.

            F. DEEDS OF TRUST: Deed or Deeds of Trust shall mean those certain Deeds of Trust or mortgages executed by Borrower or any of the Subsidiaries from time to time encumbering the estates and/or interests of Borrower in one or more of the Properties as part of the Collateral.

            G. FINANCING STATEMENTS: Financing Statements means those certain UCC-1 Financing Statements authorized by Borrower or certain of the Subsidiaries, as debtor therein, to be filed in the appropriate filing office(s) in order to perfect the security interests in such of the Collateral in which security interests may be perfected by filing.

            H. GUARANTORS: Guarantors shall mean all Subsidiaries executing Guaranty Agreements and any other Person from time to time executing a guaranty agreement in connection with the Loan.

            I. GUARANTY AGREEMENTS: Guaranty Agreements means the agreements executed by the Guarantors.

            J. LOAN: Loan shall have the meaning set forth in the Recitals of fact hereinabove set forth.

            K. LOAN DOCUMENTS: Loan Documents means this Agreement, the Note, the Deeds of Trust, the Guaranty Agreements, and any and all other documents, instruments, guarantees, certificates and agreements evidencing, securing or relating to the Loan, including, but not limited to, the Swap Documents.

            L. NOTE: Note shall mean the lesser of (i) that certain promissory note in the principal amount of Six Million Two Hundred Thousand and No/100 Dollars ($6,200,000.00) of even date herewith, as such note may be modified, amended, or restated from time to time or (ii) eighty percent (80%) of the total appraised value of the Properties.

            M. PERSON: Person means any individual, partnership, corporation, trust, unincorporated organization, limited liability company, association, joint venture or other legally recognized entity having the capacity to contract in its own name.

            N. PROPERTIES: Properties means the real property and all improvements thereon now or hereafter owned by Borrower or a Subsidiary and pledged to Bank as part of the Collateral. The Properties existing on the date hereof are listed in EXHIBIT "B" attached hereto.

            O. SECURED OBLIGATIONS: Secured Obligations shall mean all indebtedness and obligations of Borrower to Bank, whether now existing or hereafter arising, including, but not limited to, any obligations arising under the Swap Documents.

            P. SUBSIDIARIES: Subsidiaries means those corporations or other entities now or hereafter existing in which Borrower owns a controlling interest, all of which existing on the date hereof are listed in EXHIBIT "C" attached hereto.

            Q. SWAP DOCUMENTS. Swap Documents means any document entered into by and between Bank, or any affiliate of Bank, and the Borrower related to any interest rate swap agreement.

            R. TANGIBLE STOCKHOLDERS' EQUITY: Tangible Stockholders' Equity means stockholders' equity less intangible assets, plus subordinated debt acceptable to Bank.

            S. UCC: UCC means the Uniform Commercial Code as in effect in the State of Tennessee from time to time.

      2. PURPOSE OF LOAN.

      The Loan shall be evidenced by the Note, and shall be payable as set forth in the Note. The Loan shall be used to purchase the Properties.

      3. CONDITIONS OF LENDING.

            A. CONDITIONS PRECEDENT TO CLOSING. The obligation of Bank to close and make the Loan available to Borrower is subject to the conditions precedent that Borrower shall have delivered or provided, on or before the Closing Date, and thereafter provide, as applicable or required by Bank, all of the following in form and substance satisfactory to Bank:

            (i)   The Commitment.

            (ii)  This Agreement.

            (iii) The Note.

            (iv)  The Guaranty Agreements.

            (v)   The Deeds of Trust.

            (vi)  The Financing Statements.

            (vii) Current signed financial statements of Borrower and the
                  Guarantors in form satisfactory to Bank.

            (viii) Certificate of insurance insuring the Collateral and Borrower from an insurance broker satisfactory to Bank setting forth the information concerning insurance which is required by the Deeds of Trust, or, if Bank shall so require, the original insurance policies evidencing such insurance.

            (ix)  Title searches acceptable on all of the Properties.

            (x) Title Commitments from title insurance companies acceptable to Bank, providing for the issuance of mortgagee's loan policies insuring the liens of the Deeds of Trusts in form substance and amounts satisfactory to Bank, containing no exceptions which are unacceptable to Bank, and containing such endorsements as Bank may require.

            (xi) Current surveys of the Properties (except for the Panama City property), indicating the location of all building lines, easements (visible, reflected in the public records or otherwise) and any existing improvements or encroachments, with surveys shall contain no set of facts objectionable to Bank and shall be certified by the surveyors to Bank in a manner satisfactory to Bank.

            (xii) Appraisals of the Properties.

            (xiii) Transactional environmental reports on the Properties showing no violation of any Environmental Laws and no Hazardous Substances, and containing such facts, findings and recommendations as are acceptable to Bank.

            (xiv) The certified charter and bylaws (and all amendments to the charter and bylaws) for Borrower and Guarantors, as well as certified resolutions of Borrower, and as all Guarantors, authorizing the execution, delivery and performance of this Agreement, the Loan, and all other documents executed in connection therewith, and certificates of existence, good standing and/or authority, as the case may be, on Borrower and all Guarantors, from the states in which Borrower and Guarantors were organized and/or authorized to do business.

            (xv) Such other information and documentation required by the Commitment and as Bank may otherwise now or hereafter reasonably require.

      4. REPRESENTATIONS AND WARRANTIES. Borrower and Guarantors hereby represent and warrant to Bank as follows:

            A. STATUS. Each is duly organized, validly existing and in good standing under the laws of the state of its formation, and has the necessary power to own and operate all its properties, to carry on its business as now conducted and to enter into and to perform its obligations under this Agreement and the other Loan Documents. Each is duly qualified to do business and in good standing in each state in which a failure to be so qualified would have a material adverse effect on its financial position or its ability to conduct its respective businesses in the manner now conducted.

            B. AUTHORIZATION. Each has the full legal right, power and authority to conduct its business and affairs in the manner contemplated by the Loan Documents, and to enter into and perform its obligations thereunder, without the consent or approval of any other person, firm, governmental agency or other legal entity. The execution and delivery of this Agreement, the borrowing hereunder, the execution and delivery of each Loan Document to which each is a party, and the performance by each one of its obligations thereunder are within its powers and has been duly and properly authorized by all necessary company action, has received all necessary governmental approvals, if any were required, and does not and will not contravene or conflict with any provision of law, any applicable judgment, ordinance, regulation or order of any court or governmental agency, its charter, articles of incorporation or by-laws or operating agreement, or any agreement binding upon it or its properties. The Persons executing this Agreement and all of the other Loan Documents to which each is a party are duly authorized to act on behalf of Borrower or Guarantors as applicable.

            C. VALIDITY AND BINDING EFFECT. This Agreement and the other Loan Documents are the legal, valid and binding obligations of the parties thereto, enforceable in accordance with their respective terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, and other laws affecting creditors' rights generally from time to time in effect and to general equitable principles (whether considered in a proceeding at law or in equity).

            D. OTHER TRANSACTIONS. Except as specifically set forth in this Agreement and the other Loan Documents, there are no prior loans, liens, security interests, agreements or other financings upon which each is obligated or by which each is bound that will in any way permit any third person to have or obtain priority over Bank as to any of the security interests or liens granted to Bank pursuant to this Agreement and the other Loan Documents. Consummation of the transactions hereby contemplated and the performance of the obligations of each under and by virtue of the Loan Documents will not result in any breach of, or constitute a default under, any mortgage, security deed or agreement, deed of trust, lease, bank loan or credit agreement, corporate charter or by-laws, agreement or certificate of limited partnership, partnership agreement, license, franchise or any other instrument or agreement to which each is a party or by which each or its properties may be bound or affected.

            E. PLACES OF BUSINESS. The records with respect to all Collateral for the Secured Obligations are maintained at its chief place of business and chief executive office, which has the address of 1657 North Shelby Oaks Drive, Suite 105, Memphis, TN 38134.

            F. LITIGATION. There are no actions, suits or proceedings pending, or, to its knowledge, threatened, against or affecting it or involving the validity or enforceability of any of the Loan Documents or the priority of the liens thereof, at law or in equity, or before any governmental or administrative agency, except actions, suits and proceedings that are fully covered by insurance and that, if adversely determined, would not impair their ability to perform each and every one of their obligations under and by virtue of the Loan Documents; and they are not in default with respect to any order, writ, injunction, decree or demand of any court or any governmental authority.

            G. FINANCIAL STATEMENTS. The financial statements of Borrower and each of the Guarantors heretofore delivered to Bank are true and correct in all respects, have been prepared in accordance with generally applied accounting principles consistently applied, and fairly present the financial condition of the subjects thereof as of the date(s) thereof. No material adverse change has occurred in the financial condition of Borrower or any of the Guarantors since the date(s) thereof.

            H. NO DEFAULTS. No default or event of default exists under this Agreement or any of the other Loan Documents, or under any other instrument or Agreement to which Borrower is a party or by which it or its properties may be bound or affected, and no event has occurred and is existing that with notice or the passage of time or both would constitute a default or event of default thereunder.

            I. COMPLIANCE WITH LAW. They have obtained all necessary licenses, permits and governmental approvals and authorizations necessary or proper in order to conduct its businesses and affairs as heretofore conducted and as intended to be conducted hereafter. To their knowledge they are in compliance with all laws, regulations, decrees and orders applicable to it (including but not limited to laws, regulations, decrees and orders relating to occupational and health standards and controls, antitrust, monopoly, restraint of trade or unfair competition). They have not received, and do not expect to receive, any order or notice of any violation or claim of violation of any law, regulation, decree, rule, judgment or order of any governmental authority or agency relating to their ownership and/or operation of their respective properties, as to which the cost of compliance is or might be material and the consequences of noncompliance would or might be materially adverse to their respective businesses, operations, properties or financial conditions, or which would or might impair their abilities to perform its obligations under the Loan Documents.

            J. NO BURDENSOME RESTRICTIONS. No instrument, document or agreement to which they are a party, or by which they or their properties may be bound or affected, materially adversely affects, or may reasonably be expected so to affect, their businesses, operations, properties or financial conditions.

            K. TAXES. They have filed or caused to be filed all tax returns that are required to be filed (except for returns that are not yet due), and have paid all taxes shown to be due and payable on said returns and all other taxes, impositions, assessments, fees or other charges imposed on it by any governmental authority, agency or instrumentality, prior to any delinquency with respect thereto (other than taxes, impositions, assessments, fees and charges currently being contested in good faith by appropriate proceedings, for which appropriate amounts have been reserved). No tax liens have been filed against them or any of their properties.

            L. SUBSIDIARIES. There are no subsidiaries of Borrower existing on the date hereof other than the Persons listed on EXHIBIT "C". Atlanta Burgers BYB Corporation has no assets and receives no income. In the event it does acquire any assets in the future, Borrower will immediately notify Bank and cause such entity to execute a Guaranty Agreement.

            M. ERISA. They are in compliance with all applicable provisions of the Employees Retirement Income Security Act of 1974 ("ERISA") and all other laws, state or federal, applicable to any employees' retirement plan maintained or established by them.

            N. ACCURACY OF SUBMISSIONS. All documents and information submitted by Borrower or the Guarantors to Bank were, as of the date of submission, and now, remain true, complete and correct in all material respects. All financial statements submitted Bank in connection with the Loan are correct and complete and fairly present the financial condition of Borrower or the Guarantors as the case may be, as of the date or for the period therein stated; and there are no material contingent liabilities or obligations which are not duly noted therein.

            O. NO MATERIAL CHANGE. There has occurred no material change in the business, Properties or condition, financial or otherwise, of Borrower or the Guarantors since the date of their financial statements submitted to Bank.

            P. TITLE TO ASSETS PLEDGED. Borrower has good and marketable title to the Properties and assets pledged or mortgaged to Bank as security for the Loan, subject only to liens and encumbrances to which Bank has consented in writing.

            Q. HAZARDOUS SUBSTANCES. No Hazardous Substances are located on or have been stored, processed or disposed of on or released or discharged (including ground water contamination) from the Properties and no above or underground storage tanks exist on the Properties. No private or governmental lien or judicial or administrative notice or action related to Hazardous Substances or other environmental matters has been filed against the Properties or otherwise issued to or received by Borrower.

      5. AFFIRMATIVE COVENANTS. Until full payment and performance of all Secured Obligations, Borrower and Guarantors each covenant and agree as follows:

            A. PAYMENT OF SECURED OBLIGATIONS. They shall pay the indebtednesses evidenced by the Notes according to the terms thereof, and Borrower shall timely pay or perform, as the case may be, all of the other Secured Obligations.

            B. SALES OF AND ENCUMBRANCES ON COLLATERAL. They will not sell, exchange, lease, negotiate, pledge, assign or grant any security interest in, or otherwise dispose of, the Collateral to anyone other than Bank, except in the ordinary course of business, nor permit any other lien of any kind to attach thereto, nor permit any of the Collateral to be attached to or commingled with other goods or property, without Bank's prior written consent.

            C. FURTHER ASSURANCES. They will take all actions reasonably requested by Bank to create and maintain in Bank's favor valid liens upon, security titles to and/or perfected security interests in, any Collateral described in the Loan Documents, and all other Collateral now or hereafter held by or for Bank. Without limiting the foregoing, they agree to execute or authorize such further instruments (including assignments of leases and rents, financing statements and continuation statements) as may be reasonably required or permitted by Bank or any law relating to notices of, or affidavits in connection with, the creation and/or perfection of Bank's security interests or liens, and to cooperate with Bank in the filing, recording or renewal thereof.

            D. FINANCIAL STATEMENTS AND REPORTS. They shall furnish to Bank such financial data as Bank may reasonably request, which information may be provided on a consolidated basis unless Bank should otherwise request separate information. Without limiting the foregoing, it shall furnish to Bank (or cause to be furnished to Bank) the following:

            (i) As soon as practicable and in any event within one hundred twenty (120) days after the end of each fiscal year, an audited financial statement/10-K as of the close of such fiscal year, all in reasonable detail, prepared by an accounting firm reasonably acceptable to Bank in accordance with generally accepted accounting principles consistently applied, and accompanied by a certificate of the chief executive or chief financial officer stating that, to the best of the knowledge of such officer, the company has kept, observed, performed and fulfilled each covenant, term and condition of this Agreement and the other Loan Documents during such fiscal year, and that to his knowledge no default hereunder has occurred and is continuing (or if a default has occurred and is continuing, specifying the nature of same, the period of existence of same and the action the company proposes to take in connection therewith);

            (ii) Within forty-five (45) days after the end of each calendar quarter, a 10-Q financial statement as of the close of such quarter, as well as a Compliance Certificate, all in reasonable detail, and prepared in accordance with generally accepted accounting principles consistently applied, certified by its chief executive or chief financial officer.

            (iii) Within fifteen (15) days after the end of each month, a
                  Borrowing Base Certificate.

            E. FINANCIAL COVENANTS. Guarantor shall at all times maintain its financial condition as follows and as determined in accordance with GAAP applied on a consistent basis:

            (i) Maintain a minimum Tangible Stockholders' Equity of not less than $9,000,000.

            (ii) Maintain a maximum total liabilities to Tangible Stockholders' Equity ratio not greater than 1.5 to1.0.

            (iii) Maintain a minimum Debt Coverage Ratio of at least 1.50 to
                  1.0.

            (iv) For the quarters ending 12/31/05 through 9/30/06, EBITDA shall include the annualized net operating income from the Properties located in Florida.

            F. MAINTENANCE OF BOOKS AND RECORDS; INSPECTION. They shall maintain their books, accounts and records in accordance with GAAP consistently applied, and shall permit Bank, its officers and employees and any professionals designated by Bank, at any reasonable time upon reasonable advance notice and during regular business hours, to visit and inspect any of the Collateral, corporate books and financial records, and to discuss their accounts, affairs and finances with any employee, officer, director or shareholder.

            G. TAXES AND ASSESSMENTS; TAX INDEMNITY. They shall (i) file all tax returns and appropriate schedules thereto that are required to be filed under applicable law, prior to the date of delinquency, inclusive of any extension for filing granted; (ii) pay and discharge all taxes, assessments and governmental charges or levies imposed upon income and profits or upon any properties belonging to it, prior to the date on which penalties attach thereto; and (iii) pay all taxes, assessments and governmental charges or levies that, if unpaid, might become a lien or charge upon any of its properties; provided, however, that they in good faith may contest any such tax, assessment, governmental charge or levy described in the foregoing clauses (ii) and (iii), so long as appropriate reserves acceptable to Bank are maintained with respect thereto.

            H. EXISTENCE. They shall maintain their existence and good standing in the state of their formation, and their qualification and good standing as a foreign organization in each jurisdiction in which such qualification is necessary pursuant to applicable law.

            I. COMPLIANCE WITH LAW AND OTHER AGREEMENTS. They shall maintain their business operations and properties owned or used in connection therewith in compliance with (i) all applicable federal, state and local laws, regulations and ordinances governing such business operations and the use and ownership of such properties, and (ii) all agreements, licenses, franchises, indentures and mortgages to which it is a party or by which it or any of its properties is bound, except where any failure to comply would not have a material adverse effect on its ability to perform its obligations under the Loan Documents. Without limiting the foregoing, they shall pay all of their indebtedness promptly in accordance with the terms thereof, except for any indebtedness that is contested diligently and in good faith by proper proceedings reasonably satisfactory to Bank.

            J. NOTICE OF DEFAULT. They shall give written notice to Bank of the occurrence of any default under this Agreement or any other Loan Document promptly upon the occurrence thereof.

            K. NOTICE OF LITIGATION. They shall give notice, in writing, to Bank of (i) any material actions, suits or proceedings instituted by any persons against its, or affecting any of its assets in any material manner, and (ii) any material dispute, not resolved within sixty (60) days of the commencement thereof, between it on the one hand and any governmental or regulatory body on the other hand, which might interfere with its normal operations.

            L. MERGERS, CONSOLIDATIONS, ACQUISITIONS AND SALES. Without the prior express written consent of Bank, they shall not (i) be a party to any merger, consolidation or corporate reorganization, (ii) purchase or otherwise acquire all or substantially all of the assets or ownership interest of any corporation, partnership or joint venture interest in, any other person, firm or entity, (iii) sell, transfer, convey, grant a security interest in or lease all or any substantial part of their assets, or (iv) create any subsidiaries nor convey any of their assets to any subsidiary.

            M. MANAGEMENT, OWNERSHIP. They shall not voluntarily permit any significant change in their ownership, executive staff or management without the prior written consent of Bank. They acknowledge that the ownership, executive staff and management are material factors in Bank's willingness to institute and maintain a lending relationship with Borrower.

            N. DIVIDENDS, ETC. Other than in connection with Borrower's existing share repurchase program allowing Borrower to repurchase up to 500,000 shares of its corporate stock, Borrower shall not declare or pay any dividend of any kind, in cash or in property, on any class of its membership or capital stock, nor purchase, redeem, retire or otherwise acquire for value any shares of such stock or membership, nor make any distribution of any kind in respect thereof, nor make any return of capital to shareholders or members, nor make any payments in respect of any pension, profit sharing, retirement, stock option, stock bonus, incentive compensation or similar plan without the prior written consent of Bank, which consent shall not be unreasonably withheld.

            O. GUARANTIES; LOAN. They shall not guarantee nor be liable in any manner, whether directly or indirectly, or become contingently liable after the date of this Agreement in connection with the obligations or indebtedness of any person or persons, except for the endorsement of negotiable instruments payable for deposit or collection in the ordinary course of business. They shall not make any loan, advance or extension of credit to any person other than in the normal course of Business.

            P. DEBTS. They shall not create, incur, assume or suffer to exist any capital lease obligations and indebtedness of any description whatsoever in an aggregate amount in excess of One Million and No/100 Dollars ($1,000,000.00) (excluding the indebtedness evidenced by the Notes, trade accounts payable and accrued expenses incurred in the ordinary course of business and accrued expenses incurred in the ordinary course of business and the endorsement of negotiable instruments payable for deposit or collection in the ordinary course of business) without the prior written consent of Bank, which consent shall not be unreasonably withheld.

            Q. CONDUCT OF BUSINESS. They will continue to engage in an efficient and economical manner, in a business of the same general type as conducted on the date of this Agreement.

            R. PLACES OF BUSINESS. They will not change the location of their chief business, chief executive office or any place of business disclosed to Bank, nor will they change the location at which they maintain their records concerning the Collateral, without thirty (30) days' prior written notice to Bank in each instance, except in the case of a bonafide emergency such as a fire or other casualty when immediate removal is necessary to protect the Collateral or records concerning same.

            S. LEASES AND AGREEMENTS. They shall not enter into any lease of or franchise agreement for any of the Properties without first obtaining the written consent of Bank, which consent shall not be unreasonablely withheld. Borrower further agrees to enter into and execute any such document Bank or Bank's counsel believes is necessary to create a security interest in such lease or agreement.

            T. COMPLIANCE CERTIFICATE. So long as any loan from Bank to Borrower remains outstanding, Borrower shall provide Bank with a Compliance Certificate in form and substance substantially similar to the Compliance Certificate attached hereto as EXHIBIT "A".

      6. DEFAULTS AND REMEDIES.

            A. EVENTS OF DEFAULT. Subject to any applicable grace or notice and right to cure provisions contained herein or in the other Loan Documents, the occurrence of any of the following shall constitute an Event of Default hereunder:

            (i) Failure to make any payment of principal and/or interest of the indebtedness evidenced by the Note in accordance with the terms thereof.

            (ii) Any misrepresentation as to any material matter hereunder or under any of the other Loan Documents, or delivery of any schedule, statement, resolution, report, certificate, notice or writing to Bank that is untrue in any material respect on the date as of which the facts set forth therein are stated or certified;

            (iii) Failure to perform any obligations under this Agreement, the
                  Note, or any of the other Loan Documents;

            (iv) Borrower or any Guarantor (a) shall generally not pay or shall be unable to pay its or their debts as such debts become due; or (b) shall make an assignment for the benefit of creditors or petition to apply to any court or tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or (c) shall commence any proceeding or case under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (d) shall have had any such petition or application filed or any such proceeding or case commenced against it in which an order for relief is entered or an adjudication or appointment is made; or (e) shall indicate, by any act or omission, its consent to, approval of, or acquiescence in any such petition, application, case, proceeding or order for relief or the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or (f) shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of sixty (60) days or more;

            (v) Borrower or any Guarantor shall die or be liquidated, dissolved, partitioned or terminated, or the charter or certificate of authority thereof shall expire or be revoked;

            (vi) A default or event of default shall occur under any of the other Loan Documents or the Swap Documents;

            (vii) Borrower or any Guarantor shall default in the timely payment or performance of any other Secured Obligations.

            (viii) Bank shall reasonably suspect the occurrence of one or more of the aforesaid events of default and Borrower, upon the written request of Bank, shall fail within thirty (30) days of such request to provide evidence reasonably satisfactory to Bank that such event or events of default have not in fact occurred.

            B. ACCELERATION OF MATURITY; REMEDIES. Upon the occurrence of any Event of Default described in subsection 6.A.(iv) hereof, the indebtedness evidenced by the Notes, as well as any and all other indebtedness of Borrower to Bank shall be immediately due and payable in full; and upon the occurrence of any other default described above, subject to any applicable notice and right to cure period contained herein; Bank at any time thereafter may at its option accelerate the maturity of the indebtedness evidenced by the Notes, as well as any and all other indebtedness of Borrower to Bank. Upon the occurrence of any such default and the acceleration of the maturity of the indebtedness evidenced by the Notes:

            (i) Any obligation of Bank to advance any proceeds under any agreement with the Borrower shall immediately cease and be of no further force or effect, and Bank shall be immediately entitled to exercise any and all rights and remedies possessed by Bank pursuant to the terms hereof, and all of the other Loan Documents;

            (ii) Bank shall have all of the rights and remedies of a secured party under the UCC; and

            (iii) Bank shall have any and all other rights and remedies that
                  Bank may now or hereafter possess at law, in equity or by statute.

            C. RIGHT OF SETOFF. Without limitation of the foregoing, upon the occurrence and during the continuance of any default, Bank is hereby authorized at any time and from time to time, without notice to Borrower or any Guarantor (any such notice being expressly waived by Borrower and Guarantors), to set off and apply and all deposits (general or special, time or demand, provisional or final) at any time held by Bank or any of its Subsidiaries, and any other indebtedness at any time owing by Bank or its Subsidiaries to or for the credit or the account of Borrower, against any and all of the Secured Obligations, irrespective of whether Bank shall have made any demand under this Agreement or the Notes or any other Loan Document, and although such obligations may be unmatured. The rights of Bank under this Section 6.C are in addition to any other rights and remedies (including, without limitation, other rights of setoff) that Bank may have. Borrower hereby grants to Bank a security interest in and to all such deposits and accounts held by Bank or any of its affiliates.

            D. REMEDIES CUMULATIVE; NO WAIVER. No right, power or remedy conferred upon or reserved to Bank by this Agreement or any of the other Loan Documents is intended to be exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power or remedy accruing upon the occurrence of any default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such default or an acquiescence therein, and every right, power and remedy given hereunder, under any of the other Loan Documents or now or hereafter existing at law, in equity or by statute. No delay or omission by Bank to exercise any right, power or remedy accruing upon the occurrence of any default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such default or an acquiescence therein, and every right, power and remedy given by this Agreement and the other Loan Documents to Bank may be exercised from time to time and as often as may be deemed necessary by Bank.

            E. PROCEEDS OF REMEDIES. Any or all proceeds resulting from the exercise of any or all of the foregoing remedies shall be applied as set forth in the Loan Documents providing the remedy or remedies exercised; if none is specified, or if the remedy is provided by this Agreement, then as follows:

            First, to the costs and expenses, including reasonable attorney's fees and expenses, incurred by Bank in connection with the exercise of its remedies;

            Second, to the expenses of curing the default that has occurred, in the event that Bank elects, in its sole discretion, to cure the default that has occurred;

            Third, to the payment of the Secured Obligations, including but not limited to the payment of the principal of and interest on the indebtedness evidenced by the Note, in such order of priority as Bank shall determine in its sole discretion;

            Fourth, the remainder, if any, to Borrower or to any other person lawfully thereunto entitled.

      7. NOTICE. All notices, requests or demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to the other party at the following address:

Borrower and Guarantors:                           Bank:

1657 North Shelby Oaks Drive, Suite 105            First Tennessee Bank, N.A.
Memphis, TN 38134                                  P.O. Box 84
                                                   165 Madison Avenue
                                                   Memphis, TN 38101
                                                   Attn: Metropolitan Department

or to such other address as any party may designate by written notice to the other party. Each such notice, request and demand shall be effective and deemed given or made as follows:

            A. If sent by mail, upon the earlier of the date of receipt or three
(3) days after deposit in the U.S. Mail, first class postage prepaid;

            B. If sent by any other means, upon delivery.

      8. COSTS, EXPENSES AND ATTORNEYS' FEES. Borrower shall pay to Bank immediately upon demand the full amount of all costs and expenses, including reasonable attorneys' fees incurred by Bank in connection with (a) negotiation and preparation of this Agreement and each of the Loan Documents as set forth in the Commitment, and (b) all other costs and attorneys' fees incurred by Bank for which Borrower is obligated to reimburse Bank in accordance with the terms of the Loan Documents.

      9. MISCELLANEOUS. Borrower, Guarantor and Bank further covenant and agree as follows, without limiting any requirement of any other Loan Document:

            A. CUMULATIVE RIGHTS AND NO WAIVER. Each and every right granted to Bank under any Loan Document, or allowed it by law or equity shall be cumulative of each other and may be exercised in addition to any and all other rights of Bank, and no delay in exercising any right shall operate as a waiver thereof, nor shall any single or partial exercise by Bank of any right preclude any other or future exercise thereof or the exercise of any other right. Except as otherwise expressly provided herein, Borrower and Guarantor expressly waive any presentment, demand, protest or other notice of any kind, including but not limited to notice of intent to accelerate and notice of acceleration. No notice to or demand on Borrower or Guarantor in any case shall, of itself, entitle Borrower or Guarantor to any other or future notice or demand in similar or other circumstances.

            B. APPLICABLE LAW. This Loan Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted in accordance with the laws of the state of Tennessee and applicable United States federal law.

            C. AMENDMENT. No modification, consent, amendment or waiver of any provision of this Loan Agreement, nor consent to any departure by Borrower or Guarantor therefrom, shall be effective unless the same shall be in writing and signed by an officer of Bank, and then shall be effective only in the specified instance and for the purpose for which given. This Loan Agreement is binding upon Borrower and Guarantor, as well as their respective successors and assigns, and inures to the benefit of Bank, its successors and assigns; however, no assignment or other transfer of Borrower's or Guarantor's rights or obligations hereunder shall be made or be effective without Bank's prior written consent, nor shall it relieve Borrower or Guarantor of any obligations hereunder. There is no third party beneficiary of this Loan Agreement.

            D. DOCUMENTS. All documents, certificates and other items required under this Loan Agreement to be executed and/or delivered to Bank shall be in form and content satisfactory to Bank and its counsel. Borrower and Guarantor agree to execute such additional documents, and provide such additional items, as Bank may require in order to fully obtain and perfect the security interests in the Collateral.

            E. PARTIAL INVALIDITY. The unenforceability or invalidity of any provision of this Loan Agreement shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of any Loan Document to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

            F. INDEMNIFICATION. Borrower and Guarantor shall indemnify, defend and hold Bank and its successors and assigns harmless from and against any and all claims, demands, suits, losses, damages, assessments, fines, penalties, costs or other expenses (including reasonable attorneys' fees and court costs) arising from or in any way related to any of the transactions contemplated hereby, other than any of the foregoing which arise from Bank's own gross negligence or willful conduct.

            G. SURVIVABILITY. All covenants, agreements, representations and warranties made herein or in the other Loan Documents shall survive the making of the Loan and shall continue in full force and effect so long as the Loan is outstanding or the obligation of the Bank to make any advances under the Loan shall not have expired.

            H. NOTICE AND CURE. No notice of any monetary default in the payment of any installment of principal and interest payable under the Notes within fifteen (15) days of the due date thereof shall be required hereunder. As for any other monetary default, or any non-monetary default which is capable of cure, the Bank shall give the written notice of default, specifying the nature thereof, and the Borrower shall have thirty (30) days from the date of such notice to cure any such default. If the Borrower has not cured such default within such thirty (30) day period, or if such default is curable but not within thirty (30) days and the Borrower fails to institute curative action promptly upon such notice from the Bank and diligently and continuously prosecute the same to conclusion, then the Bank may exercise any or all remedies available hereunder or under any of the Loan Documents.

      10. ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE LOAN DOCUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF J.A.M.S./ENDISPUTE OR ANY SUCCESSOR THEREOF ("J.A.M.S."), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS AGREEMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

            A. SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN MEMPHIS, TENNESSEE, AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION

ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

            B. RESERVATION OF RIGHTS. NOTHING IN THIS ARBITRATION PROVISION SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS ARBITRATION PROVISION; OR (II) BE A WAIVER BY THE BANK OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SECTION. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF THE BANK HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY COLLATERAL (WHETHER REAL OR PERSONAL PROPERTY), OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. THE BANK MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS AGREEMENT. NEITHER THIS EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

      11. NO ORAL AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed under seal by their duly authorized representatives as of the date first above written.

                            [SIGNATURE PAGE FOLLOWS]

                                 LOAN AGREEMENT
                              (BYB 2005 Multistate)

                                 SIGNATURE PAGE

BORROWER:                                        BANK:

                                                 FIRST TENNESSEE BANK
BACK YARD BURGERS, INC.                          NATIONAL ASSOCIATION

By: /s/ Lattimore M. Michael                     By: /s/ Robert P. Nieman
    ------------------------                         ---------------------

Name: Lattimore M. Michael                       Name: Robert P. Nieman

Title: Chief Executive Officer                   Title: Senior Vice-President


GUARANTORS:

LITTLE ROCK BACK YARD BURGERS, INC.

By: /s/ Lattimore M. Michael
    ------------------------

Name: Lattimore M. Michael

Title:  Chief Executive Officer

BYB PROPERTIES, INC.

By: /s/ Lattimore M. Michael
    ------------------------

Name: Lattimore M. Michael

Title: Chairman

                                 LOAN AGREEMENT
                              (BYB 2005 Multistate)

                                    EXHIBIT A

                             COMPLIANCE CERTIFICATE
                            (BACK YARD BURGERS, INC.)

This Compliance Certificate is furnished pursuant to the Loan Agreement dated as of November ___, 2005 (as the same may be amended, modified, supplemented or replaced from time to time, the "Loan Agreement"), by and between BACK YARD BURGERS, INC., a Delaware corporation ("Borrower"), and FIRST TENNESSEE BANK NATIONAL ASSOCIATION, a national banking association ("Bank"). Unless otherwise defined herein, capitalized terms defined in the Loan Agreement are used herein as defined therein.

1.    Tangible Stockholders' Equity
      (a)   Loan Agreement:                                           $9,000,000

      (b)   Actual:                                             $___________
            (i) stockholders' equity, less

            (ii) intangible assets, plus

            (iii) subordinated debt acceptable to Bank

2.    Total Liabilities to Tangible Stockholders' Equity
      (a)   Loan Agreement                                           1.50 to 1.0

      (b)   Actual:                                             ____________

3.    Debt Coverage Ratio
      (a)   Loan Agreement:                                          1.50 to 1.0
      (b)   Actual:                                             ____________
            (i) EBITDA, minus

            (ii) tax expense, divided by

            (iii) interest expense, plus

            (iv) scheduled payments on term loans or capital leases

4.    Funded Debt to EBITDA
      (a)   Loan Agreement:                                           3.0 to 1.0

      (b)   Actual:                                             ___________

5.    As applicable, the resulting LIBOR applicable spread shall be as follows:
      (a) for the February 11, 2003 loan, as set forth in the February 11, 2003 note;

      (b)   for this Loan (the November, 2005 loan), as set forth in the Note;
            or

      (c)   as set by the Bank, in the Bank's sole discretion.

      The undersigned authorized officer on behalf of Borrower hereby certifies that the foregoing covenant calculations are true and correct as of the end of the prior reporting period.

                                    "BORROWER"

                                    BACK YARD BURGERS, INC.

                                    By:__________________________________

                                    Name:________________________________

                                    Title________________________________

                                 LOAN AGREEMENT
                              (BYB 2005 Multistate)

                                    EXHIBIT B
                                   PROPERTIES

         STORE #              ADDRESS                     CITY/STATE/ZIP
         -------       -------------------------          ---------------------------
1.                     2520 South Ferndon Blvd.           Crestview, FL  35239
2.                     4600 Opa - Locka Lane              Destin, FL   32541
3.                     516 Mary Esther Cutoff NW          Ft. Walton Beach, FL  35248
4.                     10260 Front Beach Rd.              Panama City, FL  32408
5.                     821 North Parkway,                 Jackson, TN  38305
6.                     436 Perkins Extd.                  Memphis, TN  38117
7.                     1723 Union Avenue                  Memphis, TN  38104
8.                     2229 South Caraway Rd.             Jonesboro, AR  72401

                                 LOAN AGREEMENT
                              (BYB 2005 Multistate)

                                    EXHIBIT C
                                  SUBSIDIARIES

1.    Little Rock Back Yard Burgers, Inc.

2.    BYB Properties, Inc.

3.    Atlanta Burgers BYB Corporation

                                       24